PSEG –
Year to Date 2015 Highlights
Operating Earnings YTD up 6% to $2.41 per share from $2.27 for YTD 2014
PSE&G
2015
operating
earnings
guidance
increased
to
$785
-
$805
million,
up
from
$760 -
$775 million on expanded capital investment program and weather
PSEG
Power
2015
operating
earnings
guidance
revised
to
$620
-
$650
million,
from $620 -
$680 million
Updated PSEG
2015 full–year, operating earnings guidance to $2.85-$2.95 per share, from $2.80-$2.95 per share prior and original 2015 guidance of $2.75-$2.95 in February
Executing on our capital program
GSMP settlement reached with BPU Staff and Division of Rate Counsel to invest
$905 million over 3 years beginning in 2016
Power announced $1.5 billion investment in 1,300 MWs of new CCGT capacity at Keys
Energy Center in Maryland and Sewaren 7 in New Jersey
Market developments
Constructive regulatory environment: PJM Capacity Performance Auctions,
FERC NOPR supportive on price formation
ReliabilityOne award recognized PSE&G as the most reliable electric utility in the Mid-Atlantic region for the 14
th
consecutive year

Exhibit 99.1

$2.58
$2.76
$2.85 -
$2.95E
Full-year 2015 guidance update reflects the strength of operating results for the first nine months of the year, and assumes normal weather and unit operations
PSEG –
2015 Another Year of Growth
Updated 2015 Earnings Guidance (July 2015)
$2.80 -
$2.95
Original 2015 Earnings Guidance (February 2015)
$2.75 -
$2.95
2
2013 Operating Earnings*
2014 Operating Earnings*
2015 Operating Earnings Guidance
* SEE SLIDE A FOR ITEMS EXCLUDED FROM INCOME FROM CONTINUING OPERATIONS/ NET INCOME TO
RECONCILE TO OPERATING EARNINGS.
E = ESTIMATE